UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 16, 2023

CALIBERCOS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

024-11016	47-2426901
(Commission File Number)	(IRS Employer Identification No.)

8901 E. Mountain View Rd. Ste 150, Scottsdale, AZ	85258
(Address of Principal Executive Offices)	(Zip Code)

(480) 295-7600

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.001	CWD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On May 16, 2023, CaliberCos Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Spartan Capital Securities, LLC, acting as the representative (the “Representative”) of the several underwriters named in the Underwriting Agreement (the “Underwriters”), relating to the Company’s underwritten public offering (the “Public Offering”) pursuant to which the Company agreed to issue and sell 1,200,000 shares (the “Firm Shares”) of the Company’s Class A Common Stock, par value $0.001 per share (the “Common Stock”) and granted the Underwriters a 45-day option (the "Over-Allotment Option") to purchase up to an additional 180,000 shares of Common Stock (the “Option Shares” and together with the Firm Shares, the “Shares”). The Shares were sold to the public at a combined public offering price of $4.00 per share and were purchased by the Underwriters from the Company at a price of $3.68 per share.

The Shares were sold in the Public Offering pursuant to a Registration Statement on Form S-1, as amended (File No. 333-267657) and the related Registration Statement on Form S-1 (File No. 333-271993) filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (together, the “Registration Statement”), and a related prospectus filed with the Securities and Exchange Commission. The Public Offering closed on May 19, 2023 and the Company sold an aggregate of 1,200,000 shares of Common Stock to the Underwriters for total gross proceeds of $4,800,000.

The Underwriting Agreement contains representations, warranties and covenants made by the Company that are customary for transactions of this type. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act. In addition, pursuant to the terms of the Underwriting Agreement, each of the Company’s officers and directors of the Company have entered into lock-up agreements with the Underwriters pursuant to which each of them has agreed not to, for a period of 180 days from the date of the prospectus, offer, sell, transfer or otherwise dispose of the Company’s securities without the prior written consent of the Representative, subject to limited exceptions.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Certificate of Incorporation

On May 16, 2023, the Company filed a Third Amended and Restated Certificate of Incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the Company’s Public Offering. The Company’s board of directors and stockholders previously approved the Restated Certificate to be effective immediately prior to the closing of the Public Offering.

The Restated Certificate amends and restates the Company’s second amended and restated certificate of incorporation, as amended, in its entirety to, among other things: (i) amend the sunset provision, and (ii) include provisions customary for public companies.

The foregoing description of the amendments made in the Restated Certificate is qualified by reference to the Restated Certificate, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Amended and Restated Bylaws

In connection with the Public Offering, the Amended and Restated Bylaws previously approved by the Company’s board of directors become effective as of May 19, 2023, the closing date of the Public Offering. The Amended and Restated Bylaws amend and restate the Company’s bylaws in their entirety to, among other things: (i) establish board committees, and ii) include provisions relating to notice and conduct of meetings.

The foregoing description of the amendments made in the Amended and Restated Bylaws is qualified by reference to the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01 Other Events.

On May 16, 2023 and May 19, 2023, the Company issued press releases announcing the pricing of the Public Offering and the closing of the Public Offering, respectively. Copies of the press releases are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Exhibit
1.1	Underwriting Agreement dated May 16, 2023 between CaliberCos Inc. and Spartan Capital Securities, LLC as the representative of the underwriters named therein
3.1	Third Amended and Restated Certificate of Incorporation of CaliberCos Inc.
3.2	Amended and Restated Bylaws of CaliberCos Inc.
99.1	Press release dated May 16, 2023
99.2	Press release dated May 19, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CaliberCos Inc.

Date: May 19, 2023

	By:	/s/ John C. Loeffler, II
	Name:	John C. Loeffler, II
	Title:	Chairman and Chief Executive Officer